EXHIBIT 11


                   OAKWOOD HOMES CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                      (in thousands, except per share data)


                                                                    Three months ended                Six months ended
                                                                        March 31,                         March 31,

                                                                 1996              1995             1996             1995
                                                                 -----             -----            -----            ----
 Weighted average number of common
          shares outstanding (1)                                 44,764           44,140           44,605            44,094
 Add:     Dilutive effect of stock
          options, computed using the
          treasury stock method (1)                               1,794            1,872            1,848             1,891
 Less:   Unearned ESOP shares (1)                                 (164)               -             (169)                 -
                                                            -----------      -----------      -----------       -----------
 Weighted average number of common
          and common equivalent shares
          outstanding (1)                                        46,394           46,012           46,284            45,985
                                                            ===========      ===========      ===========       ===========
 Net income (fiscal 1995 is pro forma)                          $16,152         $  9,862          $30,029           $18,074
                                                            ===========      ===========      ===========       ===========
 Earnings per common share - primary
   (fiscal 1995 is pro forma) (1)                           $      .35          $    .21          $   .65       $       .39
                                                            ===========      ===========       ==========       ===========

 Weighted average number of common
          shares outstanding (1)                                 44,764           44,140           44,605            44,094
 Add:     Dilutive effect of stock
          options, computed using
          the treasury stock method (1)                           1,880            1,948            1,901             2,040
 Less:   Unearned ESOP shares (1)                                 (164)               -             (169)                -
                                                            -----------      -----------      -----------       -----------
 Weighted average number of common
          and common equivalent shares
          outstanding (1)                                        46,480           46,088           46.337            46,134
                                                            ===========      ===========      ===========       ===========
 Net income (fiscal 1995 is pro forma)                          $16,152         $  9,862          $30,029           $18,074
                                                            ===========      ===========      ===========       ===========
 Earnings per common share - fully diluted
   (1995 is pro forma) (1)                                  $      .35          $    .21          $   .65           $   .39
                                                            ===========      ===========      ===========       ===========


(1) Share and per share amounts have been adjusted retroactively to give effect to the 2-for-1 stock split. See Note 2 of the Notes to Consolidated Financial Statements.